                                                                EXHIBIT 20.3
GE CAPITAL MORTGAGE SERVICES, INC.

SERVICER'S CERTIFICATE

OCTOBER 1996

REMIC Multi-Class Pass-Through Certificates

Series 1994-11

Pursuant to the Pooling and Servicing Agreement dated as of March 1, 1994 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company") and State Street Bank Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

              With respect to the Agreement and as of the Determination Date for this month:

          A.  Mortgage Loan Information:

  1.  Aggregate Scheduled Monthly Payments:

                            (a)  Principal  ...........................................   $    492,813.80
                            (b)  Interest  ............................................   $  2,837,329.60
                            (c)  Total  ...............................................   $  3,330,143.40

  2.  Aggregate Monthly Payments Received and Monthly
       Advances made this month:

                            (a)  Principal  ...........................................   $    492,813.80
                            (b)  Interest  ............................................   $  2,754,960.75
                            (c)  Total  ...............................................   $  3,247,774.55

  3.  Aggregate Principal Prepayments in part received
       and applied in prior month:  ...................................................   $    350,748.03

  4. Aggregate Principal Prepayments in full received in prior month:

                            (a)  Principal  ...........................................   $  2,090,233.17
                            (b)  Interest  ............................................   $      5,380.64
                            (c)  Total  ...............................................   $  2,095,613.81

 5.  Aggregate Insurance Proceeds (including purchases of
      Mortgage Loans by primary mortgage insurers) for prior month:

                           (a)  Principal ....................     $          0.00
                           (b)  Interest .....................     $          0.00
                           (c)  Total ........................     $          0.00

6.  Aggregate Liquidation Proceeds for prior month:

                           (a)  Principal ....................     $          0.00
                           (b)  Interest .....................     $          0.00
                           (c)  Total ........................     $          0.00

7.  Aggregate Purchase Prices for Defaulted and Modified
     Mortgage Loans:

                           (a)  Principal ....................     $          0.00
                           (b)  Interest .....................     $          0.00
                           (c)  Total ........................     $          0.00

 8. Aggregate Purchase Prices ( and substitution adjustments) for Defective Mortgage Loans:

                           (a)  Principal ....................     $          0.00
                           (b)  Interest .....................     $          0.00
                           (c)  Total ........................     $          0.00

 9.  Pool Scheduled Principal Balance: .......................     $466,242,256.05

10.  Available Funds: ........................................     $  5,694,136.39

11.  Realized Losses for prior month: ........................     $          0.00

12.  Aggregate Realized Losses and Debt Service
       Reductions:

(a) Deficient Valuations: ....................................     $          0.00
(b) Bankruptcy Losses: .......................................     $          0.00
(c) Special Hazard Losses: ...................................     $          0.00
(d) Fraud Losses: ............................................     $          0.00
(e) Excess Bankruptcy Losses: ................................     $          0.00
(f) Excess Special Hazard Losses: ............................     $          0.00
(g) Excess Fraud Losses: .....................................     $          0.00
(h)  Debt Service Reductions: ................................     $          0.00

               13.  Accrued Certificate Interest, Unpaid Class Interest
                      Shortfalls and Pay-out Rate:

Class 11-A1 ........    $481,729.70    $  0.00     6.47907613%
Class 11-A2 ........    $ 68,582.80    $  0.00     9.96781087%
Class 11-A3 ........    $ 84,659.85    $  0.00     6.47907600%
Class 11-A4 ........    $236,061.13    $  0.00     5.88100758%
Class 11-A5 ........    $121,974.01    $  0.00     6.47907627%
Class 11-A6 ........    $ 93,817.02    $  0.00     6.47907597%
Class 11-A7 ........    $ 58,053.41    $  0.00     5.80026819%
Class 11-A8 ........    $ 31,735.33    $  0.00     8.24397523%
Class 11-A9 ........    $ 85,864.80    $  0.00     6.47907595%
Class 11-A10 .......    $159,428.46    $  0.00     6.47907586%
Class 11-A11 .......    $229,890.45    $  0.00     6.47907605%
Class 11-A12 .......    $311,355.43    $  0.00     6.47907612%
Class 11-A13 .......    $275,077.70    $  0.00     6.47907619%
Class 11-A14 .......    $121,870.95    $  0.00     6.47907612%
Class 11-A15 .......    $  6,347.44    $  0.00     6.47907080%
Class 11-M .........    $ 62,712.12    $  0.00     6.47907569%
Class 11-B1 ........    $ 41,806.33    $  0.00     6.47907587%
Class 11-B2 ........    $ 27,872.64    $  0.00     6.47907637%
Class 11-B3 ........    $ 16,723.58    $  0.00     6.47907484%
Class 11-B4 ........    $  2,784.64    $  0.00     6.47908298%
Class 11-B5 ........    $ 14,839.45    $  0.00     6.47909180%
Class 11-S .........    $227,151.92    $  0.00     0.58098086%
Class 11-R .........    $      0.00    $  0.00     0.00000000%

               14.  Principal distributable:

Class 11-A1 ...     $2,119,849.17     Class 11-A12 .     $      0.00
Class 11-A2 ...     $        0.00     Class 11-A13 .     $      0.00
Class 11-A3 ...     $  739,648.49     Class 11-A14 .     $      0.00
Class 11-A4 ...     $        0.00     Class 11-A15 .     $      0.00
Class 11-A5 ...     $        0.00     Class 11-M ...     $ 12,200.19
Class 11-A6 ...     $        0.00     Class 11-B1 ..     $  8,133.12
Class 11-A7 ...     $        0.00     Class 11-B2 ..     $  5,422.42
Class 11-A8 ...     $        0.00     Class 11-B3 ..     $  3,253.45
Class 11-A9 ...     $        0.00     Class 11-B4 ..     $    541.73
Class 11-A10 .      $        0.00     Class 11-B5 ..     $  2,886.91
Class 11-A11 .      $  170,077.91     Class 11-R ...     $      0.00

      15.  Additional distributions to the Class 11-R Certificate

           pursuant to Section 4.01(b): ...............         $2.23

              16.  Certificate Interest Rates of:

                         Class 11-A7 Certificates.......      5.81900000%
                         Class 11-A8 Certificates.......      8.27060000%
                         Class 11-S Certificates........      0.58299999%

 B.  Other Amounts:

       1.  Senior Percentage for such Distribution Date: ..................         93.417834%

       2.  Senior Prepayment Percentage for such Distribution Date ........        100.000000%

       3.  Junior Percentage for such Distribution Date: ..................          6.582166%

       4.  Junior Prepayment Percentage for such Distribution Date: .......          0.000000%

       5.  Subordinate Certificate Writedown Amount for such
            Distribution Date: ............................................        $     0.00

       6.  Prepayment Distribution Triggers satisfied:

                                                       YES                NO

                    Class 11-B1.......                  X
                    Class 11-B2.......                  X
                    Class 11-B3.......                  X
                    Class 11-B4.......                  X
                    Class 11-B5.......                  X


     Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                            GE CAPITAL MORTGAGE SERVICES, INC.

                                            By:________________________________
                                                  Karen Pickett
                                                  Vice-President,
                                                  Investor Operations

GE CAPITAL MORTGAGE SERVICES, INC.

MONTHLY STATEMENT

  OCTOBER 1996

 REMIC Multi-Class Pass-Through Certificates

Series 1994-11

Pursuant to the Pooling and Servicing Agreement dated as of March 1, 1994 (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company") and State Street Bank and Trust Company (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

(a)    The amounts below are for a Single Certificate of $1,000.

        i)  The amount of such distribution allocable to principal:

Class 11-A1 ..     $16.07541704     Class 11-A12 .     $0.00000000
Class 11-A2 ..     $ 0.00000000     Class 11-A13 .     $0.00000000
Class 11-A3 ..     $24.18653707     Class 11-A14 .     $0.00000000
Class 11-A4 ..     $ 0.00000000     Class 11-A15 .     $0.00000000
Class 11-A5 ..     $ 0.00000000     Class 11-M ...     $1.02213388
Class 11-A6 ..     $ 0.00000000     Class 11-B1 ..     $1.02213397
Class 11-A7 ..     $ 0.00000000     Class 11-B2 ..     $1.02213384
Class 11-A8 ..     $ 0.00000000     Class 11-B3 ..     $1.02213321
Class 11-A9 ..     $ 0.00000000     Class 11-B4 ..     $1.02213208
Class 11-A10 .     $ 0.00000000     Class 11-B5 ..     $0.98848442
Class 11-A11 .     $ 3.69734587     Class 11-R ...     $0.00000000

             Principal Prepayments included in the above principal distribution (including the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to
             Section 2.02, 2.03 (b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which are being distributed on such Distribution Date);

Class 11-A1 ...     13.52463290     Class 11-A12 .     0.00000000
Class 11-A2 ...      0.00000000     Class 11-A13 .     0.00000000
Class 11-A3 ...     20.34871221     Class 11-A14 .     0.00000000
Class 11-A4 ...      0.00000000     Class 11-A15 .     0.00000000
Class 11-A5 ...      0.00000000     Class 11-M ...     0.00000000
Class 11-A6 ...      0.00000000     Class 11-B1 ..     0.00000000
Class 11-A7 ...      0.00000000     Class 11-B2 ..     0.00000000
Class 11-A8 ...      0.00000000     Class 11-B3 ..     0.00000000
Class 11-A9 ...      0.00000000     Class 11-B4 ..     0.00000000
 Class 11-A10 .      0.00000000     Class 11-B5 ..     0.00000000
 Class 11-A11 .      3.11066553     Class 11-R ...     0.00000000

       ii) The amount of such distribution to the Certificateholders of each class, allocable to Interest:

Class 11-A1 ...     3.65309284     Class 11-A13 .     5.36402051
Class 11-A2 ...     8.30650906     Class 11-A14 .     6.34744531
Class 11-A3 ...     2.76838069     Class 11-A15 .     6.34744000
Class 11-A4 ...     4.90083965     Class 11-M ...     5.25403150
Class 11-A5 ...     5.39923022     Class 11-B1 ..     5.25403167
Class 11-A6 ...     5.39922997     Class 11-B2 ..     5.25403205
Class 11-A7 ...     4.64660651     Class 11-B3 ..     5.25403079
Class 11-A8 ...     6.60426514     Class 11-B4 ..     5.25403774
Class 11-A9 ...     5.19040077     Class 11-B5 ..     5.08106075
Class 11-A10 ..     5.39922988     Class 11-S ...     0.42816397
Class 11-A11 ..     4.99761848     Class 11-R ...     0.00000000
Class 11-A12 ..     5.27721068

 iii)  The amount of servicing compensation received by GECMSI
       during the month preceding the month of distribution...        0.14968203

(b)  The amounts below are for the aggregate of all Certificates.

  iv) The Pool Scheduled Principal Balances of each Mortgage Pool on the preceding Due Date after giving effect to all distributions allocable to principal made on such Distribution Date .. $466,242,256.05

        The aggregate number of loans included in the Pool Scheduled
        Principal Balances .............................................   1,672

   v) The Class Certificate Principal Balance of each Class and the Certificate Principal Balance of a Single Certificate of each Class after giving effect to all distributions allocable to principal made on such Distribution Date and the allocation of any Realized Losses and any Subordinate Writedown Certificate Amount for such Distribution Date:

                 Class Certificate         Single
                Principal Balance     Certificate Balance

Class 11-A1...      $87,102,075.12          660.52
Class 11-A2...      $ 8,256,513.00        1,000.00
Class 11-A3...      $14,940,337.37          488.55
Class 11-A4...      $48,167,487.00        1,000.00
Class 11-A5...      $22,591,000.00        1,000.00
Class 11-A6...      $17,376,000.00        1,000.00
Class 11-A7...      $12,010,494.99          961.32
Class 11-A8...      $ 4,619,421.45          961.32
Class 11-A9...      $15,903,156.68          961.32
Class 11-A10..      $29,528,000.00        1,000.00
Class 11-A11..      $42,408,298.65          921.92
Class 11-A12..      $57,666,634.75          977.40

                       Class Certificate         Single
                       Principal Balance    Certificate Balance

Class 11-A13 ..        $ 50,947,578.04           993.48
Class 11-A14 ..        $ 22,693,783.56         1,181.97
Class 11-A15 ..        $  1,181,967.87         1,181.97
Class 11-M ....        $ 11,602,812.13           972.09
Class 11-B1 ...        $  7,734,884.09           972.09
Class 11-B2 ...        $  5,156,913.40           972.09
Class 11-B3 ...        $  3,094,148.03           972.09
Class 11-B4 ...        $    515,205.33           972.09
Class 11-B5 ...        $  2,745,544.59           940.08
Class 11-S ....        $466,242,256.05           878.83
Class 11-R ....        $          0.00             0.00


vi)   The Pay-out Rate applicable to each class of Certificates:

Class 11-A1 ...              6.47907613%      Class 11-A13 . .         6.47907619%
Class 11-A2 ...              9.96781087%      Class 11-A14 . .         6.47907612%
Class 11-A3 ...              6.47907600%      Class 11-A15 . .         6.47907080%
Class 11-A4 ...              5.88100758%      Class 11-M .....         6.47907569%
Class 11-A5 ...              6.47907627%      Class 11-B1 ....         6.47907587%
Class 11-A6 ...              6.47907597%      Class 11-B2 ....         6.47907637%
Class 11-A7 ...              5.80026819%      Class 11-B3 ....         6.47907484%
Class 11-A8 ...              8.24397523%      Class 11-B4 ....         6.47908298%
Class 11-A9 ...              6.47907595%      Class 11-B5 ....         6.47909180%
Class 11-A10 .               6.47907586%      Class 11-S .....         0.58098086%
Class 11-A11 .               6.47907605%      Class 11-R .....         0.00000000%
Class 11-A12 .               6.47907612%

vii) The following pertains to any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan:

                   book value....................................    $0.00
                   unpaid principal balance......................    $0.00
                   number of related mortgage loans..............        0

viii) The aggregate number and aggregate Principal Balances of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Determination Date, were;

(a)  delinquent
         (1)  30-59 days
     Number                                  16               Principal Balance      $3,892,232.78
         (2)  60-89 days
     Number                                   2               Principal Balance      $  665,193.79
         (3)  90 days or more
     Number                                   1               Principal Balance      $  213,451.63
(b)  in foreclosure
     Number                                   3               Principal Balance      $  711,531.95

ix)  The Scheduled Principal Balance of any Mortgage Loan
      replaced pursuant to Section 2.03(b), and of any Modified
      Mortgage Loan purchased pursuant to Section 3.01(c); ......          $0.00

 x) Certificate Interest Rates of the following classes applicable to the Interest Accrual Period for such Distribution Date;

         Class 11-A7 Certificates..............    5.81900000%
         Class 11-A8 Certificates..............    8.27060000%
         Class 11-S Certificates...............       0.58300%


     Certificate Interest Rates of the following classes applicable to the current Interest Accrual Period;

         Class 11-A7 Certificates.......           5.83900000%
         Class 11-A8 Certificates.......           8.21860000%



 xi) The Senior Percentage for such Distribution Date; .............  93.417834%

     The Junior Percentage for such Distribution Date; .............   6.582166%

xii) The Senior Prepayment Percentage for such Distribution Date; .. 100.000000%

     The Junior Prepayment Percentage for such Distribution Date; ..   0.000000%